EXHIBIT 1






                                   THE PROPOSED
                    UNOFFICIAL UNITHOLDER OVERSIGHT COMMITTEE
                         OF FALCON CABLE SYSTEMS COMPANY
                           c/o The Baupost Group, Inc.
                                44 Brattle Street
                                 P.O. Box 389125
                            Cambridge, MA  02238-9125


                                       January 29, 1996


         CONFIDENTIAL

         BY FACSIMILE/REGULAR MAIL

         Falcon Cable Systems Company
         10900 Wilshire Boulevard
         Los Angeles, California  90024

         Gentlemen:

                   Thank you for meeting with us on December 19, 1995 to discuss preliminarily the concerns of certain holders ("Hold-ers") of units of limited partnership interest ("Unitholders") in Falcon Cable Systems Company (the "Partnership") regarding certain transactions between the Partnership and its affiliates proposed in connection with the scheduled termination of the Partnership on December 31, 1996 (the "Termination). Following our December 19, 1995 meeting and in anticipation of your agreement set forth herein, the Holders identified on Annex A hereto preliminarily have determined to form an unofficial Unitholder oversight committee (the "Committee") in the near future.

                   The purpose of this letter is to confirm with you certain arrangements and matters which we discussed on December 19, 1995 and January 19, 1996. Specifically, you have agreed as follows:

                   1. Counsel Fees. In connection with the Commit-tee's proposed retention of Battle Fowler LLP regarding the Termination, the Partnership shall pay for fifty percent (50%) of the Committee's legal fees and disbursements, up to a maxi-mum amount to be paid by the Partnership of $50,000.

                   The Partnership hereby agrees to provide to Battle Fowler LLP a retainer of $50,000 (the "Retainer"), which Re-tainer (i) shall be deposited and held in an interest bearing trust account and (ii) shall be applied, from time to time,







         against one-half of the fees and disbursements incurred by Battle Fowler LLP in connection with the contemplated represen-tation of the Committee, provided and to the extent such fees and disbursements are approved in writing by an authorized rep-resentative of the Committee for payment and release, and pro-vided that an equal amount has been applied toward the payment of such fees and disbursements from the Committee's own funds. The Committee shall provide to the Partnership a copy of Battle Fowler LLP's monthly statement for services rendered as soon as practicable after the same is received and approved by the Com-mittee for payment. Battle Fowler LLP has agreed to utilize its established hourly rates generally used by that firm, con-sistent with its customary billing practices, without "premium" or other add-ons. The Partnership's obligation to provide Battle Fowler LLP the Retainer is expressly conditioned on the Committee providing Battle Fowler a retainer in an equal or greater amount prior to or simultaneously with the Partnership.

                   The Committee and Battle Fowler LLP agree that no portion of the Retainer shall at any time be drawn down or ap-plied against services rendered specifically for the purpose of commencing litigation or otherwise in connection with actual litigation (litigation for purposes of this letter agreement being understood to include, without limitation, the exercise of any federal or state law rights or remedies that may be or be alleged to be available to the Committee or any Unithold-
         ers), against the Partnership or any of its affiliates. To the extent the Committee explicitly threatens or commences litiga-tion proceedings against the Partnership or any of its affili-ates, or if the members of the Committee and their respective affiliates cease to own in the aggregate at least 50% of the number of Units set forth on Annex A, the Partnership shall have the right to terminate this letter agreement, in which event the Committee and Battle Fowler LLP agree to return promptly to the Partnership any unused portion of the Retainer as of such commencement date.

                   Any unused portion of the Partnership's Retainer af-ter Battle Fowler LLP's services on behalf of the Committee are concluded will be returned to the Partnership.

                   The parties hereto understand and agree that Battle Fowler LLP was selected by the Committee to act on behalf of the Committee and its members, and not by the Partnership or any other person or entity, and notwithstanding the fact that the Partnership is paying a portion of Battle Fowler's fees and disbursements in accordance with the provisions of this Section 1, Battle Fowler LLP is not, is not authorized to be, and is not purporting to be, an agent of the Partnership or any other

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         person or entity, including Unitholders of the Partnership that are not members of the Committee, for any purpose whatsoever.

                   2. Access to Information and Confidentiality. The Partnership has agreed to provide to the Committee, from time to time as requested by the Committee, reasonable access to such documents and information as the Partnership deems appro-private (including copies thereof), including, but not limited to documents and other information provided to the appraisers in the appraisal process ("Partnership Information"). In that regard, the Committee, upon its formation, intends to provide the Partnership with a preliminary document and information request. The Partnership hereby agrees and acknowledges that nothing herein shall be deemed a waiver or compromise of any rights or privileges that may hereafter be asserted by the Holders in their respective capacities as Unitholders or other-wise, including, but not limited to, rights to the inspection of the books and records of the Partnership, and the receipt of a list of the Unitholders of the Partnership.

                   In consideration of, and as a condition to, furnish-ing the Committee with Partnership Information, the Committee agrees:

                   A. That any Partnership Information which is fur-nished to the Committee, its members or their respective employees, agents, advisors or repre-sentatives (collectively, "Permitted Persons") by or on behalf of the Partnership (collectively referred to as the "Confidential Material"), shall be treated by the Committee and the Per-mitted Persons confidentially and in accordance with the provisions of this letter agreement and shall not be shown to or discussed with any other person or entity. Each Permitted Person to whom Confidential Information is disclosed by the Committee will be advised of its confiden-tial nature and the terms of this letter agree-ment.

                   B. The term "Confidential Material" does not in-clude any portion of the Partnership Information which (i) was or becomes generally available to the public other than as a result of a disclo-sure by the Committee or a Permitted Person,
                        (ii) was or becomes available to the Committee or a Permitted Person on a non-confidential ba-sis from a source other than the Partnership or its advisors, provided that such source is not bound by a confidentiality agreement with or

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                        other obligation of secrecy to the Partnership
                        or another party, or (iii) was or becomes avail-able to the Committee or a Permitted Person on a non-confidential basis from the Partnership, including pursuant to rights afforded to Unitholders under the Partnership Agreement and/ or California law.

                   C. If (1) the Committee explicitly threatens or commences any litigation proceedings against the Partnership or any of its affiliates, (2) the Partnership or its assets are liquidated or sold, (3) the Committee disbands or otherwise ceases to exist, or (4) this letter agreement is terminated pursuant to its terms or the written agreement of the Partnership and the Committee, the Committee and the Permitted Persons (i) shall promptly redeliver to the Partnership (or, if the Partnership shall have been terminated or otherwise cease to exist, its general partner) all copies of all Confidential Material, (ii) will not retain any copies of such material, and
                        (iii) agree to keep confidential the Confiden-tial Material.

                   D. In the event that the Committee, any Committee member, or any Permitted Person is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Material, the Com-mittee will promptly notify the Partnership of such request or requirement so that the Partner-ship may seek an appropriate protective order or waive compliance with the provisions of this agreement, and/or take any other mutually agreed action. If, in the absence of a protective or-der or the receipt of a waiver hereunder, the Committee or any Permitted Person is, in the reasonable written opinion of such person's counsel, compelled to disclose information or else stand liable for contempt or suffer other censure or significant penalty, such person may disclose that portion of the requested informa-tion which such person's counsel advises such person in writing that such person is compelled to disclose.

                   3. Securities Laws. The Committee acknowledges that it and its members are subject to applicable federal law

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         regarding the purchase and sale of securities when in posses-
         sion of non-public material inside information with respect to the issuer of such securities; that some or all of the Confi-dential Information may constitute non-public material inside information with respect to the Partnership; and that the Com-mittee and its members shall be solely responsible for deter-mining if such information is or is not non-public material inside information with respect to the Partnership and for any violation of law by it or them resulting from any transactions effected by it or them then while in possession of such Confi-dential Information.

                   4. Permitted Disclosure. The Committee and the Partnership acknowledge that it may be necessary or desirable for either the Committee and its affiliates, on the one hand, or the Partnership and its affiliates, on the other hand, to make public disclosure of the existence of this letter agree-ment and its terms, and agree that (i) the existence of this letter agreement and its terms shall not be deemed "Confiden-tial Material" hereunder, and (ii) neither the Partnership nor the Committee is obligated to keep the existence of this letter agreement or its terms confidential, and may make public dis-closure with respect thereto without the consent, approval or review of the other party.

                   The agreements set forth in paragraph 2 and the ac-knowledgments set forth in paragraph 3 of this letter agreement shall survive the termination of this letter agreement, as will Battle Fowler LLP's obligation to apply the Retainer only in accordance with the terms hereof and to return any unused por-tion of the Retainer.

                   5. Multiple Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   In closing, the Committee advises the Partnership that it shall be an ad hoc committee whose constituents shall include Committee members only. The Committee does not and shall not, nor shall it be deemed or construed to, act for or on behalf of any other person or entity, including Unitholders of the Partnership that are not members of the Committee, for any purpose whatsoever.







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                   If the foregoing correctly sets forth our understand-
         ing, please sign and return to us the enclosed copy of this letter and promptly forward the Partnership's $50,000 retainer to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, attention: Charles H. Baker, Esq.

                                  Sincerely,

                                  UNOFFICIAL UNITHOLDER OVERSIGHT COM-
                                  MITTEE OF FALCON CABLE SYSTEMS COMPANY

                                  By:  The Baupost Group, Inc.,
                                        Committee Chair

                                        By: /s/ Abner B. Kurtin
                                            Name:  Abner B. Kurtin
                                            Title: Investment Analyst


         AGREED TO AND ACCEPTED
         as of January 29, 1996:


         FALCON CABLE SYSTEMS COMPANY

         By:  Falcon Cable Investors Group
                Managing General Partner

              By:  Falcon Holding Group, L.P.
                     General Partner

                   By:  Falcon Holding Group, Inc.
                          General Partner

                        By: /s/  Stanley S. Itskowitch
                            Name:  Stanley S. Itskowitch
                            Title:  Executive Vice President




         ACKNOWLEDGED AND AGREED, with
         respect to the second, third and
         fourth paragraphs of Section 1 above:

         BATTLE FOWLER LLP


         By: /s/ C.H. Baker
             Charles H. Baker

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                                                                 Annex A


                       Proposed Holders/Committee Members*

                                         No. of Units of the Partnership
         Name                            Owned as of January 29, 1996**


         The Baupost Group, Inc.                    500,200

         Cumberland Associates                      378,900

         Harvest Capital, L.P.                      170,000

         Tweedy, Browne Company L.P.                290,040

















         _____________________
         * Nothing in this Annex A shall be deemed a representation or warranty whatsoever as to the number of Units owned, of record or beneficially, by any Committee member. The num-ber of Units reflects determinations of beneficial owner-ship which may change from time to time, depending on the circumstances. The number of Units owned are as of the date specified, and the Committee does not undertake, and shall not be obligated, to update Unit ownership data at any time hereafter.

         ** Unit amounts may include Units beneficially owned by af-filiates or certain related persons.


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